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                                                                Exhibit 10.1(x)

                                    AMENDMENT
                                     TO THE
                  SAUER INC. NON-EMPLOYEE DIRECTOR STOCK OPTION
                            AND RESTRICTED STOCK PLAN

         1. Paragraph 9.1 of Article 9 of the Sauer Inc. Non-Employee Director Stock Option and Restricted Stock Plan (the "Plan") provides that it may be amended by action of the Board of Directors of Sauer Inc. (the "Company"). In accordance with the provisions of that paragraph and pursuant to resolutions duly adopted by the Board of Directors of the Company, the Plan is hereby amended as follows:

         (a) The name of the Plan is changed to the "Sauer-Danfoss Inc. Non-Employee Director Stock Option and Restricted Stock Plan", and wherever the name Sauer Inc. appears in the Plan the name Sauer-Danfoss Inc. shall be substituted therefor.

         (b) Article 2.(e)(i) is amended by adding the following language to such subparagraph immediately following the semicolon and immediately preceding the word "or":

                  "Provided, however, that a change in control shall not result from (a) Danfoss A/S, or (b) Klaus Murmann, any member or members of his immediate family or any entity or trust a majority of which is owned by Klaus Murmann or a member or members of his immediate family, acquiring securities of Sauer-Danfoss from the other, either directly, or indirectly by acquiring voting control of Danfoss Murmann Holding A/S or its successor."

         2. The changes made by this Amendment shall be subject to, and effective upon, the completion of the combination of the fluid power business of Danfoss A/S and the Company.

         3. The changes made by this Amendment shall not apply to Awards (as defined in the Plan) that are outstanding under the Plan prior to the effective date of this Amendment.

                                           The above Amendment was
                                           duly adopted by resolutions
                                           passed by the Board of
                                           Directors of the Company at
                                           its meeting held on
                                           March ___, 2000



                                           -----------------------------------
                                           Kenneth D. McCuskey, Secretary of
                                           the Company